Exhibit 99.3

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 HOLDINGS LLC

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	1847 Holdings	High Mountain and Innovative Cabinets	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash	$973,172	$559,573	$(351,021)	(a-2)	$1,920,149
			738,425	(s-3)	-
Accounts receivable, net	2,114,337	1,610,750	-		3,725,087
Inventories, net	4,155,926	1,743,753	-		5,899,679
Contract assets	109,968	309,303	-		419,271
Prepaid expenses and other current assets	635,908	57,020	-		692,928
TOTAL CURRENT ASSETS	7,989,311	4,280,399	387,404		12,657,114
Investments	276,540	-	-		276,540
Property and equipment, net	562,235	584,039	-		1,146,274
Operating lease right-of-use assets	733,180	858,570	-		1,591,750
Goodwill	7,680,771	-	17,256,967	(a-2)	24,937,738
Intangible assets, net	5,270,816	-	-		5,270,816
Other assets	6,851	36,092	-		42,943
TOTAL ASSETS	$22,519,704	$5,759,100	$17,644,371		$45,923,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,106,924	$920,651	$(69,103)	(s-2)	$3,958,472
Current portion of operating lease liability	185,128	245,850	-		430,978
Current portion of financing lease liability	-	7,972	-		7,972
Advances, related party	193,761	-	-		193,761
Lines of credit	1,296,309	-	(1,296,309)	(s-2)	-
Note payable – related party	56,900	-	(56,900)	(s-2)	-
Notes payable – current portion	917,003	74,909	(617,502)	(s-2)	374,410
Contract liabilities	3,607,155	3,708,189	-		7,315,344
TOTAL CURRENT LIABILITIES	9,363,180	4,957,571	(2,039,814)		12,280,937
Operating lease liability – long term, net of current portion	552,285	636,697	-		1,188,982
Financing lease liability – long term, net of current portion	-	10,628	-		10,628
Notes payable – long term, net of current portion	4,593,691	492,305	(3,758,591)	(s-2)	1,327,405
Note payable – High Mountain and Innovative Cabinets sellers	-	-	5,880,345	(s-4)	5,880,345
Note payable – long term (Silac)	-	-	24,760,000	(s-1)	24,760,000
Note payable – debt discount (Silac)	-	-	(597,200)	(s-1)	(597,200)
Deferred tax liability	285,000	-	-		285,000
TOTAL LIABILITIES	$14,794,156	$6,097,201	$24,244,739		$45,136,096
SHAREHOLDERS’ EQUITY
Allocation shares, 1,000 shares issued and outstanding	1,000	-	-		1,000
Series A convertible preferred shares, 4,450,460 shares outstanding as of September 30, 2021	4,635,656	-	(3,108,570)	(s-2)	1,527,086
Distribution receivable	(2,000,000)	-	-		(2,000,000)
Common shares, 500,000,000 shares authorized, 4,842,851 shares issued and outstanding as of September 30, 2021	4,843	-	-		4,843
Additional paid-in capital	19,949,403	-	-		19,949,403
Members’ equity (deficit)	-	(338,101)	338,101	(a-2)	-
Accumulated deficit	(13,987,670)	-	(3,287,074)	(s-2)	(17,817,569)
			(542,825)	(a-2)
TOTAL 1847 HOLDINGS SHAREHOLDERS’ EQUITY	8,603,232	(338,101)	(6,057,543)		1,664,763
NON-CONTROLLING INTERESTS	(877,684)	-	-	(s-2)	(877,684)
TOTAL SHAREHOLDERS’ EQUITY	7,725,548	(338,101)	(6,600,368)		787,079
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,519,704	$5,759,100	$17,644,371		$45,923,175

1847 HOLDINGS LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2021

	1847 Holdings LLC	High Mountain and Innovative Cabinets January 1 to September 30, 2021	Wolo January 1 to March 30, 2021	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$18,163,257	$18,501,565	$2,426,455	$-		$39,091,277
Cost of revenues	12,348,594	12,697,676	1,392,333	-		26,438,603
Gross profit	5,814,663	5,803,889	1,034,122	-		12,652,674
Operating expenses:
Personnel	2,198,231	2,032,762	128,088	-		4,359,081
Depreciation and amortization	547,655	170,077	1,379	-		719,111
General and administrative	4,519,504	1,065,854	341,612	75,000	(m-3)	6,151,970
				150,000	(m-4)
Total operating expenses	7,265,390	3,268,693	471,079	225,000		11,230,162
Net income (loss) from operations	(1,450,727)	2,535,196	563,043	(225,000)		1,422,512
Other income (expense)
Gain on forgiveness of debt	360,302	-	173,850	-		534,152
Financing costs	(14,050)	-	-	-		(14,050)
Gain on disposal of property and equipment	-	37,000	-	-		37,000
Loss on extinguishment of debt	(757,792)	-	-	-		(757,792)
Gain on disposition of subsidiary	3,282,804	-	-	-		3,282,804
Other income/(expense)	10,885	5	51,070	-		61,960
Interest expense	(295,782)	(11,391)	(355)	(1,506,233)	(p-6)	(2,078,376))
				(264,616)	(p-8)
Total other income (expense)	2,586,367	25,614	224,565	(1,770,848)		1,065,698
Net income (loss) before income taxes	1,135,640	2,560,810	787,608	(1,995,848)		2,488,210
Income tax benefit (expense)	21,900	-	(129,342)	538,879	(a-1)	431,437
Net income (loss) from continuing operations	$1,157,540	$2,560,810	$658,266	$(1,456,969)		$2,919,647
Net income (loss) from discontinued operations	240,405	-	-	-		240,405
Less net income (loss) from discontinued operations attributable to noncontrolling interests	108,182	-	-	-		108,182
Net income (loss) from discontinued operations attributable to common shareholders	132,223	-	-	-		132,223
Net income (loss)	1,289,763	2,560,810	658,266	(1,456,969)		3,051,870
Less net income (loss) attributable to non-controlling interests	(106,628)	-	-	121,379	(a-3)	14,751
Net income (loss) available to common shareholders	$1,396,391	$2,560,810	$658,266	$(1,578,348)		$3,037,118
Preferred stock accrued dividend	813,481	-	-	-		813,481
Deemed dividend related to issuance of preferred stock	1,527,086	-	-	-		1,527,086
Net income (loss) attributable to shareholders	$(944,176)	$2,560,810	$658,266	$(1,578,348)		$696,551
Net income (loss) per common share from continuing operations: basic	$0.25	-	-	-		$0.62
Net income (loss) per common share from discontinued operations: basic	$0.03	-	-	-		$0.03
Net income (loss) per common share: basic	$(0.20)	-	-	-		$0.15
Net income (loss) per common share from continuing operations diluted	$0.14	-	-	-		$0.35
Net income (loss) per common share from discontinued operations: diluted	$0.02	-	-	-		$0.02
Net income (loss) per common share: diluted	$(0.11)	-	-	-		$0.08
Weighted-average common shares outstanding: basic	4,718,671	-	-	-		4,718,671
Weighted-average common shares outstanding: dilutive	8,260,040	-	-	-		8,260,040

1847 HOLDINGS LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2020

	1847 Holdings LLC	High Mountain and Innovative Cabinets	Wolo	Asien’s Appliance, Inc. January 1 to May 28, 2020	Kyle’s Custom Wood Shop, Inc. January 1 to September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$15,448,045	$17,655,250	$7,444,776	$5,154,012	$3,132,105	$(6,702,599)	(n-1)	$42,131,589
Cost of revenues	9,406,228	12,184,092	4,095,389	3,916,192	1,712,824	(2,874,792)	(n-1)	28,439,933
Gross profit	6,041,817	5,471,158	3,349,387	1,237,820	1,419,281	(3,827,807)		13,691,656
Operating expenses:
Personnel	2,553,589	2,552,683	584,852	333,900	227,644	(1,818,722)	(n-1)	4,433,946
Depreciation and amortization	1,447,077	210,826	5,949	21,199	90,376	(1,270,465)	(n-1)	504,962
Fuel	378,115	-	-	-	-	(378,115)	(n-1)	-
General and administrative	4,185,442	1,305,459	1,736,058	439,185	499,540	(1,533,011)	(n-1)	7,479,651
						121,978	(m-1)
						225,000	(m-2)
						300,000	(m-3)
						200,000	(m-4)
Total operating expenses	8,564,223	4,068,968	2,326,859	794,284	817,560	(4,153,335)		12,418,559
Net income (loss) from operations	(2,522,406)	1,402,190	1,022,528	443,536	601,721	325,528		1,273,097
Other income (expense)
Financing costs	(205,075)	-	-	-	-	35,075	(n-1)	(170,000)
Gain on forgiveness of debt	-	1,191,424	-	-	-	-		1,191,424
Loss on early extinguishment of debt	(382,681)	-	-	-	-	96,331	(n-1)	(286,350)
Interest expense, net	(460,559)	(21,830)	(1,130)	(3,122)	528	(6,597)	(p-1)	(2,690,300))
						(2,701)	(p-2)
						(86,589)	(p-3)
						(128,100)	(p-4)
						380,932	(n-1)
						(2,008,311)	(p-5)
						(352,821)	(p-7)
Gain on sale of property and equipment	130,749	44,090	-	-	-	(130,749)	(n-1)	44,090
Other income (expense), net	(24,271)	220	10,014	18,394	281,125	6,075	(n-1)	291,557
Total other income (expense)	(941,837)	1,213,904	8,884	15,272	281,653	(2,197,455)		(1,619,579)
Net income (loss) before income taxes	(3,464,243)	2,616,094	1,031,412	458,808	883,374	(1,871,927)		(346,482)
Income tax benefit (expense)	431,631	-	(216,621)	-	-	(157,702)	(a-1)	(209,392)
						(347,700)	(n-1)
						81,000	(a-1)
Net income (loss) from continuing operations	(3,032,612)	2,616,094	814,791	458,808	883,374	(2,296,329)		(555,874)
Net income (loss) from discontinued operations	(7,171,771)	-	-	-	-	(666,860)		(7,838,631)
Net income (loss)	(10,204,383)	2,616,094	814,791	458,808	883,374	(2,963,189)		(8,394,505)
Less net income (loss) attributable to non-controlling interests	(595,731)	-	-	-	-	545,610	(n-1)	35,419
						(16,425)	(a-3)
						101,965	(a-4)
Net loss available to common shareholders	(9,608,652)	2,616,094	814,791	458,808	883,374	(3,594,339)		(8,429,924)
Deemed dividend related to issuance of preferred stock	3,051,478	-	-	-	-	1,527,086	(u-1)	5,086,264
						507,700	(u-2)	-
Distribution – allocation shares	5,985,000	-	-	-	-	-		5,985,000
1847 Goedeker spin-off dividend	283,257	-	-	-	-	-		283,257
Net income (loss) attributable to 1847 Holdings shareholders	$(18,928,387)	$2,616,094	$814,791	$458,808	$883,374	$(5,629,125)		$(19,784,445)
Net loss per common share from continuing operations: basic and diluted	$(0.82)							$(0.19)
Net loss per common share from discontinued operations: basic and diluted	$(3.16)							$(1.79)
Net loss per common share: basic and diluted	$(2.60)							$(1.98)
Weighted-average number of common shares outstanding: basic and diluted	3,692,429			169,411	525,000			4,386,840

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

High Mountain and Innovative Cabinets Acquisition and Related Transactions

On September 23, 2021, 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”), entered into a securities purchase agreement with High Mountain Door & Trim Inc., a Nevada corporation (“High Mountain”), Sierra Homes, LLC d/b/a Innovative Cabinets & Design, a Nevada limited liability company (“Innovative Cabinets”), and Steven J. Parkey and Jose D. Garcia-Rendon (together, the “H&S Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of the issued and outstanding capital stock or other equity securities of High Mountain and Innovative Cabinets from the H&S Sellers (the “H&S Acquisition”).

On October 6, 2021, 1847 Cabinet, High Mountain, Innovative Cabinets and the H&S Sellers entered into amendment No. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement. On October 8, 2021, closing of the H&S Acquisition was completed.

Pursuant to the terms of the securities purchase agreement, as amended (the “H&S Purchase Agreement”), 1847 Cabinet acquired all of the issued and outstanding capital stock or other equity securities of High Mountain and Innovative Cabinets from the H&S Sellers for an aggregate purchase price of $16,567,845, after certain adjustments made at closing and subject to additional post-closing adjustments as described below. The purchase price consists of (i) $10,687,500 in cash and (ii) the issuance by 1847 Cabinet of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345.

The purchase price is subject to a post-closing working capital adjustment provision. Under this provision, the H&S Sellers delivered to 1847 Cabinet at the closing an unaudited balance sheet of High Mountain and Innovative Cabinets and a calculation of estimated net working capital of High Mountain and Innovative Cabinets as of that date. On or before the 75th day following the closing, 1847 Cabinet must deliver to the H&S Sellers an unaudited balance sheet of High Mountain and Innovative Cabinets and its calculation of the final net working capital of High Mountain and Innovative Cabinets as of the closing date. If such final net working capital exceeds the estimated net working capital, 1847 Cabinet must, within seven days, pay to the H&S Sellers an amount of cash that is equal to such excess. If the estimated net working capital exceeds the final net working capital, the H&S Sellers must, within seven days, pay to 1847 Cabinet an amount in cash equal to such excess.

6% Subordinated Convertible Promissory Notes

As noted above, a portion of the purchase price for the H&S Acquisition was paid by the issuance of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 by 1847 Cabinet to the H&S Sellers. The notes bear interest at a rate of six percent (6%) per annum and are due and payable on October 8, 2024; provided that upon an event of default (as defined in the notes), such interest rate shall increase to ten percent (10%) per annum. 1847 Cabinet may prepay the notes in whole or in part, without penalty or premium, upon ten (10) business days prior written notice to the holders of the notes. At any time prior to October 8, 2022, the holders may, in their sole discretion, elect to convert up to twenty percent (20%) of the original principal amount of the notes and all accrued, but unpaid, interest into such number of shares of the common stock of 1847 Cabinet determined by dividing the amount to be converted by a conversion price determined by dividing (i) the fair market value of 1847 Cabinet (determined in accordance with the notes) by (ii) the number of shares of 1847 Cabinet outstanding on a fully diluted basis. The holders may also exchange the notes or any portion thereof for securities of the Company pursuant to the exchange agreement described below. The notes contain customary events of default, including in the event of a default under the Senior Notes described below. The rights of the holders to receive payments under the motes are subordinated to the rights of the purchasers under Senior Notes described below.

Exchange Agreement

On October 8, 2021, the Company entered into an exchange agreement with the H&S Sellers, pursuant to which the Company granted the H&S Sellers and their permitted assigns the right, but not the obligation, to exchange all of the principal amount and accrued but unpaid interest under the notes as may be the outstanding from time to time or any portion thereof for a number of common shares of the Company to be determined by dividing the amount to be converted by an exchange price equal to the higher of (i) the 30-day volume weighted average price for the common shares on the primary national securities exchange or over the counter market on which the common shares are traded over the thirty (30) trading days immediately prior to the applicable exchange date or (ii) $2.50 (subject to equitable adjustments for stock splits, stock combinations, recapitalizations and similar transactions).

Secured Convertible Promissory Notes

On October 8, 2021, the Company and each of its subsidiaries 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet, Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain and Innovative Cabinets entered into a note purchase agreement with two institutional investors, including Leonite Capital LLC (“Leonite”), pursuant to which the Company issued to the investors secured convertible promissory notes in the aggregate principal amount of $24,860,000 (the “Senior Notes”).

The Senior Notes contain an aggregate original issue discount of $497,200. As a result, the total purchase price was $24,362,800. After payment of expenses of $742,825, the Company received net proceeds of $23,619,975, of which $10,687,500 was used to fund the cash portion of the purchase price for the H&S Acquisition.

The Senior Notes bear interest at a rate per annum equal to the greater of (i) 4.75% plus the U.S. prime rate that appears in The Wall Street Journal from time to time or (ii) 8%; provided that, upon an event of default (as defined in the Senior Notes), such rate shall increase to 24% or the maximum legal rate. Payments of interest only, computed at such rate on the outstanding principal amount, will be due and payable quarterly in arrears commencing on January 1, 2022 and continuing on the first day of each calendar quarter thereafter through and including the maturity date, October 8, 2026.

The Company may voluntarily prepay the Senior Notes in whole or in part upon payment of a prepayment fee in an amount equal to 10% of the principal and interest paid in connection with such prepayment. In addition, immediately upon receipt by the Company or any subsidiary of any proceeds from any issuance of indebtedness (other than certain permitted indebtedness), any proceeds of any sale or disposition by the Company or any subsidiary of any of the collateral or any of its respective assets (other than asset sales or dispositions in the ordinary course of business which are permitted by the note purchase agreement), or any proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, the Company must prepay the Senior Notes in an amount equal to all such proceeds, net of reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Company or a subsidiary in connection therewith (in each case, paid to non-affiliates).

The holders of the Senior Notes may, in their sole discretion, elect to convert any outstanding and unpaid principal portion of the Senior Notes, and any accrued but unpaid interest on such portion, into common shares of the Company at a conversion price equal to $2.50 (subject to standard adjustments, including a full ratchet antidilution adjustment). Notwithstanding the foregoing, the Senior Notes contain a beneficial ownership limitation, which provides that the Company shall not effect any conversion to the extent that after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such conversion. Upon no fewer than 61 days’ prior notice to the Company, a holder may increase or decrease such beneficial ownership limitation (up to a maximum of 9.99%) and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

Pursuant to the terms of the Senior Notes, until the date that is eighteen (18) months after the issuance date of the Senior Notes, the holders shall have the right, but not the obligation, to participate in any securities offering of the Company other than a permitted issuance (as defined in the note purchase agreement) in an amount of up to the original principal amount of the Senior Notes. In addition, the holders shall have the right of first refusal to participate in any issuance of indebtedness by the Company until the Senior Notes have been terminated; provided, however, that this right of first refusal shall not apply to permitted issuances.

The note purchase agreement and the Senior Notes contain customary representations, warranties, affirmative and negative financial and other covenants and events of default for loans of this type. The Senior Notes are guaranteed by each subsidiary and are secured by a first priority security interest in all of the assets of the Company and its subsidiaries.

Warrants

In connection with the loan made by Leonite, on October 8, 2021, the Company issued to Leonite a five-year warrant for the purchase of 250,000 common shares with an exercise price of $0.01 per share and a five-year warrant for the purchase of 500,000 common shares with an exercise price of $2.50 per share. The exercise price is subject to standard adjustments, including upon any future equity offering with a lower exercise price. Upon a reduction to the exercise price of such warrants, the number of warrant shares shall increase such that the aggregate exercise price will remain the same. The warrants may be exercised on a cashless basis under certain circumstances and contain certain beneficial ownership limitations.

Subsidiary Equity Issuance

In connection with the loan made by Leonite, on October 8, 2021, the Company also issued to Leonite a number of shares or membership units, as applicable, representing a 7.50% fully-diluted ownership interest in each of High Mountain and Innovative Cabinets. As a result, 1847 Cabinet owns 92.5% of each of these subsidiaries.

Wolo Acquisition and Related Transactions

On December 22, 2020, the Company and its wholly-owned subsidiary 1847 Wolo Inc. (“1847 Wolo”) entered into a stock purchase agreement (the “Wolo Purchase Agreement”) with Wolo Mfg. Corp., a New York corporation (“Wolo Mfg”), and Wolo Industrial Horn & Signal, Inc., a New York corporation (“Wolo H&S” and together with Wolo Mfg, “Wolo”), and Barbara Solow and Stanley Solow (together, the “Wolo Sellers”), pursuant to which 1847 Wolo agreed to acquire all of the issued and outstanding stock of Wolo Mfg and Wolo H&S (the “Wolo Acquisition”).

On March 30, 2021, 1847 Wolo, the Company, Wolo and the Sellers entered into Amendment No. 1 to the Purchase Agreement to amend certain terms of the Wolo Purchase Agreement. Following entry into such amendment, closing of the Wolo Acquisition was completed on the same day. As a result of this transaction, the Company owns 92.5% of 1847 Wolo, with the remaining 7.5% held by Leonite, and 1847 Wolo owns 100% of Wolo Mfg and Wolo H&S.

The aggregate purchase price was $8,344,055, consisting of (i) $6,550,000 in cash, (ii) a 6% secured promissory note in the aggregate principal amount of $850,000 and (iii) cash paid to seller, net of working capital adjustment, of $944,055.

6% Secured Promissory Note

As noted above, a portion of the purchase price under the Wolo Purchase Agreement was paid by the issuance of a secured promissory note in the principal amount of $850,000 by 1847 Wolo to the Wolo Sellers. Interest on the outstanding principal amount will be payable quarterly at the rate of six percent (6%) per annum. The note matures on the 39-month anniversary following the closing of the Wolo Acquisition, at which time the outstanding principal amount of the note, along with all accrued, but unpaid interest, shall be paid in one lump sum. 1847 Wolo has the right to prepay all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default and is secured by all of the assets of Wolo; provided that the rights of the Wolo Sellers under the note are subordinate to the rights of Sterling National Bank under the credit agreement described below. On October 8, 2021, the note was repaid in full.

Management Services Agreement

On March 30, 2021, 1847 Wolo entered into a management services agreement (the “Wolo Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The Wolo Offsetting MSA is an offsetting management services agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Wolo Offsetting MSA, 1847 Wolo appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Wolo for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Wolo for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

The rights of the Manager to receive payments under the Wolo Offsetting MSA are subordinate to the rights of Sterling National Bank.

1847 Wolo shall also reimburse the Manager for all costs and expenses of 1847 Wolo which are specifically approved by the board of directors of 1847 Wolo, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Wolo in connection with performing services under the Wolo Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Wolo’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Wolo’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Credit Agreement and Notes

On March 30, 2021, 1847 Wolo and Wolo (collectively, “Borrower”) entered into a credit agreement (the “Credit Agreement”) with Sterling National Bank (“Sterling”) for (i) revolving loans in an aggregate principal amount that will not exceed the lesser of (x) the Borrowing Base (as defined below) or (y) $1,000,000 (the “Revolving Loan”) and (ii) a term loan in the principal amount of $3,550,000 (the “Term Loan”). The Revolving Loan is evidenced by a Revolving Credit Note dated March 30, 2021 and payable to Sterling (the “Revolving Note”) and the Term Loan is evidenced by a $3,550,000 Term Note dated March 30, 2021 and payable to Sterling (the “Term Note”). The “Borrowing Base” means an amount equal to the sum of the following: (A) 80% of the Borrower’s Eligible Accounts (as defined in the Credit Agreement) PLUS (B) the lesser of: (1) 50% percent of Eligible Inventory (as defined in the Credit Agreement) or (2) $400,000.00, MINUS (C) such reserves as Sterling may establish from time to time in its sole discretion. Sterling has the right from time to time, in its sole discretion, to amend, substitute or modify the percentages set forth in the definition of Borrowing Base and the definition(s) of Eligible Accounts and Eligible Inventory.

The Revolving Note matures on March 29, 2022 and bears interest at a per annum rate equal to the greater of (i) the Prime Rate (as defined in the Credit Agreement) or (ii) 3.75%. The Term Loan matures on April 1, 2024 and bears interest at a per annum rate equal to the greater of (x) the Prime Rate plus 3.00% or (y) 5.00%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 5.00%. Interest accrued on the Revolving Note and the Term Note shall be payable on the first day of each month commencing on the first such day of the first month following the making of such Revolving Loan or Term Loan, as applicable.

With respect to the Term Loan, the Borrower must repay to Sterling on the first day of each month, (i) beginning on May 1, 2021 and ending on March 1, 2022, eleven (11) equal monthly principal payments of $43,750.00 each, (ii) beginning on April 1, 2022 and ending on March 1, 2024, twenty-four (24) equal monthly payments of $59,167.00 each and (iii) on April 1, 2024, a final principal payment in the amount of $1,648,742.00. In addition, beginning on June 1, 2022 and on each anniversary thereof thereafter until such time as the Term Loan is repaid in full, the Borrower shall pay to Sterling an additional principal payment equal to 50% of the Excess Cash Flow (as defined in the Credit Agreement), if any (any such payment will be applied to the most remote payment of principal due under the Credit Agreement). The Borrower may at any time and from time to time voluntarily prepay the Revolving Note or the Term Note in whole or in part.

The Credit Agreement contains customary representations, warranties, affirmative and negative financial and other covenants and events of default for loans of this type. Each of the Revolving Note and the Term Note is secured by a first priority security interest in all of the assets of 1847 Wolo and Wolo.

On October 8, 2021, the Revolving Loan and the Term Loan were repaid in full.

Unit Offering

On March 26, 2021, the Company entered into several securities purchase agreements (the “Unit Purchase Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company sold an aggregate of 1,818,182 Units, at a price of $1.65 per Unit, to the Purchasers for an aggregate purchase price of $3,000,000 (the “Company Financing”). Each Unit consists of (i) one (1) Series A Senior Convertible Preferred Share of the Company with a stated value of $2.00 per share (the “Series A Shares”), and (ii) a three-year warrant to purchase one (1) Common Share of the Company at an exercise price of $2.50 per Common Share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances (the “Warrants” and, together with the Series A Shares, “Units”). The sale by the Company of the Units was completed on March 26, 2021. The proceeds of the Company Financing were used to fund, in part, the Wolo Acquisition. See “Description of Securities” for a description of the terms of the Series A Shares.

On March 26, 2021, the Company also entered into a subscription agreement (the “Subscription Agreement”) with 1847 Wolo, pursuant to which 1847 Wolo issued to the Company 1,000 shares of 1847 Wolo’s Series A Preferred Stock at a price of $3,000 per share, in exchange for the Company’s contribution to 1847 Wolo of the $3,000,000 raised in the Company Financing, so that 1847 Wolo would have the funds to acquire Wolo.

Kyle’s Acquisition and Related Transactions

On August 27, 2020, the Company and 1847 Cabinet entered into a stock purchase agreement with Kyle’s Custom Wood Shop, Inc., an Idaho corporation (“Kyle’s”), and Stephen Mallatt, Jr. and Rita Mallatt (the “Kyle’s Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding capital stock of Kyle’s (the “Kyle’s Acquisition”).

On September 30, 2020, the Company, 1847 Cabinet, Kyle’s and the Kyle’s Sellers entered into addendum to the stock purchase and closing of the Kyle’s Acquisition was completed on the same day. As a result of this transaction, the Company owns 92.5% of 1847 Cabinet, with the remaining 7.5% held by Leonite, and 1847 Cabinet owns 100% of Kyle’s.

The aggregate purchase price was $6,839,792, consisting of (i) $4,389,792 in cash, (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000 and (iii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 and a fair value of $3,675,000. The shares were issued on October 16, 2020, immediately following the record date for the Goedeker Distribution described below.

Vesting Promissory Note

As noted above, a portion of the purchase price for the Kyle’s Acquisition was paid by the issuance of a vesting promissory note by 1847 Cabinet to the Kyle’s Sellers in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the vested percentage calculation described below. Payment of the principal and accrued interest on the note is subject to vesting as described below. The note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the note.

The vested principal of the note due at the maturity date shall be calculated each year based on the average annual consolidated EBITDA (as defined in the note) of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested percentage. The vested principal for each year shall be equal to the vested percentage for that year multiplied by $350,000. To the extent that the vested percentage for the subject year is less than 80%, no portion of the note for that year shall vest. To the extent that the vested percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more. For the year ended December 31, 2020, EBITDA of 1847 Cabinet was approximately $1,531,000, resulting in a vested amount of approximately $415,000 and an outstanding balance of $498,979.

1847 Cabinet will have the right to redeem all but no less than all of the note at any time prior to the maturity date. If 1847 Cabinet elects to redeem the note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

The note contains customary events of default. The right of the Kyle’s Sellers to receive payments under the note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the closing date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Second Amended and Restated Subordinated Secured Promissory Note

On September 30, 2020, 1847 Cabinet issued a subordinated secured promissory note to the Company in the principal amount of up to $4,525,000 to provide it with the funds necessary to acquire Kyle’s, which was amended and restated as of December 11, 2020.

On October 8, 2021, the Company, 1847 Cabinet, Kyle’s, High Mountain and Innovative Cabinets entered into a second amended and restated subordinated secured promissory note in the principal amount of up to $15,955,325. The note bears interest at the rate of 16% per annum. Interest on the note is cumulative and any unpaid accrued interest will compound on each anniversary date of the note. Interest is due and payable in arrears to the Company on December 1, March 1, June 1 and October 1, commencing on December 1, 2021. In the event payment of principal or interest due under the note is not made when due, giving effect to any grace period which may be applicable, or in the event of any other default (as defined in the note), the outstanding principal balance shall from the date of default immediately bear interest at the rate of 5% above the then applicable interest rate for so long as such default continues.

The Company may demand payment in full of the note at any time, even if 1847 Cabinet has complied with all of the terms of the note, and the note shall be due in full, without demand, upon the third party sale of all or substantially all the assets and business of 1847 Cabinet or the third party sale or other disposition of any capital stock of 1847 Cabinet. 1847 Cabinet may prepay the note at any time without penalty. If and to the extent any amounts are owing under the Senior Notes due to a default thereunder, in addition to payment obligations due under the note, 1847 Cabinet is required to immediately make payments to the Company so that the Company may make payments in compliance with the terms of the Senior Notes.

The note contains customary covenants and events of default for loans of this type. The note is guaranteed by Kyle’s, High Mountain and Innovative Cabinets and is secured by a security interest in all of the assets of 1847 Cabinet, Kyle’s, High Mountain and Innovative Cabinets; provided that the rights of the Company to receive payments under the note are subordinated to the rights of the purchasers under Senior Notes.

Management Services Agreement

On August 21, 2020, 1847 Cabinet entered into a management services agreement (the “Cabinet Offsetting MSA”) with the Manager. The Cabinet Offsetting MSA originally had the same terms as the Wolo Offsetting MSA.

On October 8, 2021, the parties entered into an amended and restated management services agreement (the “Amended and Restated MSA”). Pursuant to the Amended and Restated MSA, the quarterly management fee was increased to $125,000 or 2% of adjusted net assets (as defined in the MSA). The Amended and Restated MSA also revised the provision regarding removal of the Manager to provide that the Manager may be removed by 1847 Cabinet if: (i) a majority of 1847 Cabinet’s board of directors vote to terminate the Amended and Restated MSA and the holders of at least a majority of the then outstanding voting stock (other than voting stock beneficially owned by the Manager) vote to terminate the Amended and Restated MSA; (ii) neither Ellery W. Roberts nor his designated successor, heirs, beneficiaries or permitted assigns control the Manager, and such change occurred without the prior written consent of 1847 Cabinet’s board of directors; (iii) there is a finding by a court of competent jurisdiction in a final, non-appealable order that the Manager materially breached the terms of the Amended and Restated MSA and such breach continued unremedied for sixty (60) days after the Manager received written notice from 1847 Cabinet setting forth the terms of such breach, or the Manager acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under Amended and Restated MSA or engaged in fraudulent or dishonest acts in connection with the business and operations of 1847 Cabinet; (iv) the Manager has been convicted of a felony under Federal or State law, 1847 Cabinet’s board of directors finds that the Manager is demonstrably and materially incapable of performing its duties and obligations under the Amended and Restated MSA, and the holders of at least sixty-six and two-thirds percentage (66 ⅔%) of then outstanding voting stock (other than voting stock beneficially owned by the Manager) vote to terminate the Amended and Restated MSA; or (v) there is a finding by a court of competent jurisdiction that the Manager has engaged in fraudulent or dishonest acts in connection with the business or operations of 1847 Cabinet or acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under the Amended and Restated MSA, and the holders of at least sixty-six and two-thirds percentage (66 ⅔%) of the then outstanding voting stock (other than voting stock beneficially owned by the Manager) vote to terminate the Amended and Restated MSA.

Finally, the Amended and Restated MSA also revised the termination provision to provide that if there is a termination under section (i) of the preceding paragraph, then 1847 Cabinet must pay a termination fee to the Manager that is equal to three times (3x) the then current maximum annual management fee payable to the Manager, which shall be payable in eight (8) equal quarterly installments.

Asien’s Acquisition and Related Transactions

On March 27, 2020, the Company and 1847 Asien Inc. (“1847 Asien”), a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Asien’s Purchase Agreement”) with Asien’s Appliance, Inc. (“Asien’s”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Asien’s Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s (the “Asien’s Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s and the Asien’s Seller entered into Amendment No. 1 to the Asien’s Purchase Agreement to amend certain terms of the Asien’s Purchase Agreement. Following entry into such amendment closing of the Asien’s Acquisition was completed on the same day. As a result of this transaction, the Company owns 95% of 1847 Asien, with the remaining 5% held by Leonite, and 1847 Asien owns 100% of Asien’s.

The aggregate purchase price was $1,918,000 consisting of: (i) $233,000 in cash; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of the Company, having a mutually agreed upon value of $830,000 and a fair value of $1,037,500, which may be repurchased by 1847 Asien for a period of one year following the closing at a purchase price of $2.50 per share. The shares were repurchased by 1847 Asien on July 29, 2020 in exchange for a 6% amortizing promissory note.

8% Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price for the Asien’s Acquisition was paid by the issuance of a subordinated amortizing promissory note in the principal amount of $200,000 by 1847 Asien to the Asien’s Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021. The note is unsecured and contains customary events of default. The right of the Asien’s Seller to receive payments under the note is subordinated to all indebtedness of 1847 Asien to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities. The note and accrued interest were repaid in May 2021.

6% Amortizing Promissory Note

On July 29, 2020, 1847 Asien entered into a securities purchase agreement with the Asien’s Seller, pursuant to which the Asien’s Seller sold to 415,000 of the Company’s common shares to 1847 Asien at a purchase price of $2.50 per share. As consideration, 1847 Asien issued to the Asien’s Seller a two-year 6% amortizing promissory note in the aggregate principal amount of $1,037,500.

On October 8, 2021, 1847 Asien and the Asien’s Seller entered into amendment no. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement and the 6% amortizing promissory note. Pursuant to the amendment, the repayment terms of the 6% amortizing promissory note were revised so that one-half (50%) of the outstanding principal amount ($518,750) and all accrued interest thereon shall be amortized on a two-year straight-line basis and payable quarterly in accordance with the amortization schedule set forth on Exhibit A to the amendment, except for the payments that were initially scheduled on January 1, 2022 and April 1, 2022, which were paid from the proceeds of the Senior Notes, and the second-half (50%) of the outstanding principal amount ($518,750) and all accrued, but unpaid interest thereon shall be paid on the second anniversary of the date of the amortizing promissory note, along with any other unpaid principal or accrued interest thereon.

1% Demand Promissory Note

A portion of the purchase price for the Asien’s Acquisition was paid by the issuance of demand promissory note in the principal amount of $655,000 by 1847 Asien to the Asien’s Seller. The note accrued interest at a rate of one percent (1%) computed on the basis of a 360-day year. Principal and accrued interest on the note was payable 24 hours after written demand by the Seller. The note was repaid in June 2020.

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien and Asien’s entered into an agreement of sale of future receipts with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s agreed to sell future receivables with a value of $685,000 to TVT for a purchase price of $500,000. 1847 Asien and Asien’s agreed to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the above amount of receivables has been delivered to TVT. 1847 Asien used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under this agreement, 1847 Asien and Asien’s agreed to pay to TVT certain additional fees, including a one-time origination fees of $25,000, as reimbursement of costs incurred by TVT for financial and legal due diligence. The future payments under the TVT agreement were secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s. This agreement was terminated in 2020.

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a management services agreement (the “Asien’s Offsetting MSA”) with the Manager. The Asien’s Offsetting MSA has the same terms as the Wolo Offsetting MSA.

Disposition of Neese

On April 19, 2021, the Company entered into a stock purchase agreement with Alan Neese and Katherine Neese (the “Buyers”), pursuant to which the Company sold 550 shares of the common stock of 1847 Neese Inc. (“1847 Neese”), constituting 55% of the issued and outstanding capital stock of 1847 Neese, to the Buyers for an aggregate purchase price of $325,000 in cash (the “Neese Disposition”). As a result of the Neese Disposition, 1847 Neese is no longer a majority-owned subsidiary of the Company. The Neese Disposition therefore resulted in the disposition of the business and assets of 1847 Neese and its wholly owned subsidiary Neese, Inc. (“Neese”).

Disposition of Goedeker

On October 23, 2020, the Company distributed all of the shares of 1847 Goedeker Inc. (“Goedeker”) that it held to its shareholders (the “Goedeker Disposition”). As a result of the Goedeker Disposition, Goedeker is no longer a subsidiary of the Company. The Goedeker Disposition therefore resulted in the disposition of the business and assets of Goedeker.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma consolidated balance sheet as of September 30, 2021 combines the historical balance sheet of the Company with the historical balance sheet of High Mountain and Innovative Cabinets. The unaudited pro forma consolidated balance sheet as of September 30, 2021 was prepared as if this transaction had occurred on January 1, 2021.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 combines the historical statement of operations of the Company with the historical statement of operations of Wolo, High Mountain and Innovative Cabinets and reflects the Neese Disposition. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 was prepared as if these transactions had occurred on January 1, 2021.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s, Kyle’s, Wolo, High Mountain and Innovative Cabinets and reflects the Neese Disposition. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 was prepared as if these transactions had occurred on January 1, 2020.

The historical financial information is adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the H&S Acquisition, the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition in the unaudited pro forma consolidated financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”.  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

Pursuant to ASC Topic 205-20, “Presentation of Financial Statements - Discontinued Operations,” the results of operations from 1847 Neese and Goedeker for the year ended December 31, 2020 have been classified as discontinued operations as part of the unaudited pro forma consolidated statement of operations presented herein. ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. For the Goedeker Disposition, these criteria were achieved on September 10, 2020, when the board approved the Goedeker Disposition, and subsequently on October 23, 2020, when the Company completed the Goedeker Disposition. These criteria were achieved in March 2021 for the Neese Disposition, when the parties agreed to the Neese Disposition, and subsequently on April 19, 2021, when the Neese Disposition was completed.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the transactions described herein occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and High Mountain, Innovative Cabinets, Wolo, Asien’s and Kyle’s.  The unaudited pro forma consolidated financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma consolidated statement of operations does not reflect any non-recurring charges directly related to the H&S Acquisition, the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition that the combined companies incurred upon completion of the H&S Acquisition, the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition.

NOTE 3 – PURCHASE PRICE CONSIDERATION

High Mountain and Innovative Cabinets

The fair value of the purchase consideration issued to the H&S Sellers was allocated to the net tangible assets acquired. The Company accounted for the H&S Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $(419,705). The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows an analysis for the H&S Acquisition:

Purchase consideration at fair value:
Cash	$10,687,500
Notes payable	5,880,345
Due to seller	-
Amount of consideration	$16,567,845

Assets acquired and liabilities assumed at fair value
Cash	$208,552
Accounts receivable	1,689,114
Inventory	1,848,729
Contract assets	367,177
Other current assets	44,679
Property and equipment	610,882
Operating lease assets	831,951
Other assets	36,092
Accounts payable and accrued expenses	(1,207,424)
Contract liabilities	(3,770,081)
Lease liabilities	(856,377)
Financing leases	(18,600)
Loans payable	(204,399)
Net tangible assets acquired	$(419,705)

Total net assets acquired	$(419,705)
Consideration paid	16,567,845
Goodwill	$16,987,550

The estimated useful life remaining on the property and equipment acquired is 3 to 7 years.

Wolo

The provisional fair value of the purchase consideration issued to the Wolo Sellers was allocated to the net tangible assets acquired. The Company accounted for the Wolo Acquisition as the purchase of a business under generally accepted accounting principles in the United States of America (“GAAP”) under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $6,653,102. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Wolo will be included in the Company’s financial statements in future periods.

The table below shows a preliminary analysis for the Wolo Acquisition:

Purchase consideration at preliminary fair value:
Notes payable	$850,000
Cash	6,550,000
Net cash paid to Seller (post closing)	944,055
Amount of consideration	$8,344,055

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,171,654
Accounts receivable	1,860,107
Inventory	1,991,629
Customer related intangibles	233,000
Marketing related intangibles	992,000
Technology related intangibles	623,000
Other current assets	218,154
Deferred tax liability	(325,000)
Accounts payable and accrued expenses	(111,442)
Net tangible assets acquired	$6,653,102

Total net assets acquired	$8,344,055
Consideration paid	6,653,102
Preliminary Goodwill	$1,690,953

Kyle’s

The fair value of the purchase consideration issued to the Kyle’s Sellers was allocated to the net tangible assets acquired. The Company accounted for the Kyle’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $527,618. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows an analysis for the Kyle’s Acquisition:

Purchase consideration at fair value:
Common shares	$3,675,000
Notes payable	498,979
Due to seller	4,389,792
Amount of consideration	$8,563,771

Assets acquired and liabilities assumed at fair value
Cash	$130,000
Accounts receivable	385,095
Costs in excess of billings	122,016
Other current assets	13,707
Property and equipment	200,737
Customer related intangibles	2,727,000
Marketing related intangibles	294,000
Accounts payable and accrued expenses	(263,597)
Billings in excess of costs	(43,428)
Other liabilities	(49,000)
Net tangible assets acquired	$3,516,530

Total net assets acquired	$3,516,530
Consideration paid	8,563,771
Goodwill	$5,047,241

The estimated useful life remaining on the property and equipment acquired is 3 to 7 years.

Asien’s

The fair value of the purchase consideration issued to the Asien’s Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $1,171,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows analysis for the Asien’s Acquisition:

Purchase Consideration at fair value:
Common shares	$1,037,500
Notes payable	855,000
Due to seller	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Customer related intangibles	462,000
Marketing related intangibles	547,000
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Other liabilities	(23,347)
Net assets acquired	$1,182,925

Total net assets acquired	$1,182,925
Consideration paid	2,125,500
Goodwill	$942,575

The estimated useful life remaining on the property and equipment acquired is 5 to 13 years.

NOTE 4 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Acquisition

(a-1) Upon the acquisition by the Company, the taxable income and losses from Wolo, Asien’s and Kyle’s will be included with the Company’s future corporate income tax filings.

(a-2) Reflects the cash distribution to the H&S Sellers and purchase accounting for the H&S Acquisition.

(a-3) Reflects the allocation of the 7.5% non-controlling interest of 1847 Wolo on the proforma adjustments.

(a-4) Reflects the allocation of the 7.5% non-controlling interest of 1847 Cabinet on the proforma adjustments.

Management Services Agreements

(m-1) Reflects an annualized management fee paid by 1847 Asien to the Manager for the period January 1, 2020 to May 28, 2020.

(m-2) Reflects an annualized management fee paid by 1847 Cabinet to the Manager for the period January 1, 2020 to September 30, 2020.

(m-3) Reflects an annualized management fee paid by 1847 Wolo to the Manager for the year ended December 31, 2020.

(m-4) Reflects annualized management fee paid by 1847 Cabinet attributable to acquisitions to the Manager for the nine months ended September 30, 2021 and the year ended December 31, 2020.

Neese Disposition

(n-1) Reflects the disposition of Neese as a discontinued operation for the year ended December 31, 2020.

Promissory Notes

(p-1) Reflects the interest expense resulting from the 8% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-2) Reflects the interest expense resulting from the 1% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-3) Reflects the interest expense resulting from TVT agreement amortized interest for the period January 1, 2020 to May 28, 2020.

(p-4) Reflects the interest expense and debt discount resulting from the vesting promissory note for the period January 1, 2020 to September 30, 2020.

(p-5) Reflects the interest expense for the Secured Convertible Promissory Note, dated October 8, 2021, for the year ended December 31, 2020.

(p-6) Reflects the interest expense for the Secured Convertible Promissory Note, dated October 8, 2021, for the nine months ended September 30, 2021

(p-7) Reflects the interest expense for the H&S Seller 6% Subordinated Convertible Promissory Note for the year ended December 31, 2020.

(p-8) Reflects the interest expense for the H&S Seller 6% subordinated convertible promissory note for the nine months ended September 30, 2021.

SILAC Financing

(s-1) Reflects the issuance, net of cost, of the Secured Convertible Promissory Note, dated October 8, 2021.

(s-2) Reflects the payoff of series A preferred shares, line of credit, accrued interest, grid note, and notes payable from Wolo, Asien’s, and Kyle’s in conjunction with the Secured Convertible Promissory Note, dated October 8, 2021.

(s-3) Reflects net working capital proceeds in conjunction with the Secured Convertible Promissory Note, dated October 8, 2021.

(s-4) Reflects the issuance of 6% Subordinated Convertible Promissory Note to H&S Seller.

Unit Offering

(u-1) Reflects the proceeds of $3,000,000 and allocated warrant and beneficial conversion features in the Unit Purchase Agreements.

(u-2) Reflects the series A annualized dividend of 14% in conjunction with the Unit Purchase Agreements.